UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 30, 2014

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission Of Matters To A Vote Of Security Holders

On May 30, 2014, Pennsylvania Real Estate Investment Trust (the “Company”) held its Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders at the Annual Meeting and the voting results were as follows:

1.    The Company’s shareholders elected the following nominees as trustees, each to hold office until the Annual Meeting of Shareholders to be held in 2015 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	Votes For	Withhold	Broker Non-Votes
Joseph F. Coradino	51,427,500	1,118,010	10,331,137
M. Walter D'Alessio	51,436,976	1,108,534	10,331,137
Rosemarie B. Greco	51,478,753	1,066,757	10,331,137
Leonard I. Korman	52,052,413	493,097	10,331,137
Donald F. Mazziotti	51,381,813	1,163,697	10,331,137
Mark E. Pasquerilla	51,196,431	1,349,079	10,331,137
Charles P Pizzi	51,499,014	1,046,496	10,331,137
John J. Roberts	51,951,731	593,779	10,331,137
Ronald Rubin	51,321,831	1,223,679	10,331,137

2. The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation as disclosed in the Proxy Statement, as follows:

Votes For	Against	Abstentions	Broker Non-Votes
48,004,805	4,238,055	302,650	10,331,137

3. The Company’s shareholders ratified the Audit Committee’s selection of KPMG LLP as the Company’s independent auditors for 2014, as follows:

For	Against	Abstain
61,550,555	1,240,745	85,347

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 2, 2014	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel